                                                                                                                                                 Exhibit 99.1

BIOSCRYPT INC.

Consolidated financial statements as at December 31, 2007

and 2006 and for each of the three years in the period ended

December 31, 2007, and report of Independent Registered

Chartered Accountants

Prepared in accordance with Canadian generally accepted

accounting principles in U.S. dollars.

Deloitte & Touche LLP
5140 Yonge Street
Suite 1700
Toronto ON M2N 6L7
Canada
Report of Independent Registered Chartered Accountants
Tel: 416-601-6150
Fax: 416-601-6151
www.deloitte.ca

To the Shareholder of

Bioscrypt Inc.

We have audited the consolidated balance sheets of Bioscrypt Inc. as at December 31, 2007 and 2006 and the consolidated statements of operations, comprehensive loss and accumulated deficit and of cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and 2006 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007 in accordance with Canadian generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Deloitte & Touche LLP

Independent Registered Chartered Accountants
Licensed Public Accountants

Toronto, Canada

April 30, 2008

Comments by Independent Registered Chartered Accountants on Canada – United States of America Reporting Differences

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Company’s financial statements, such as the changes described in Note 3 to the consolidated financial statements. Our report to the Shareholder, dated April 30, 2008, is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the report of the independent registered chartered accountants when the change is properly accounted for and adequately disclosed in the financial statements.

The standards of the Public Company Accounting Oversight Board (United States) also require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 2 to the consolidated financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the Shareholder, dated April 30, 2008, is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the report of the independent registered chartered accountants when these are adequately disclosed in the financial statements.

Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

April 30, 2008

BIOSCRYPT INC. Consolidated Balance Sheets
December 31 (in U.S. dollars)

	2007	2006

ASSETS

CURRENT
Cash and cash equivalents	$2,545,766	$4,706,046
Restricted cash	47,808	--
Accounts receivable (Note 5)	3,693,320	3,890,855
Inventory (Note 6)	1,363,295	2,548,263
Prepaid expenses and deposits	508,616	363,487
Other assets	3,388,264	2,993,909
	11,547,069	14,502,560
OTHER ASSETS	4,765,417	4,290,473
FIXED ASSETS (Note 7)	1,024,996	987,132
INTANGIBLE ASSETS (Note 8)	9,879,483	5,133,274
GOODWILL (Note 8)	6,978,742	6,978,742
	$34,195,707	$31,892,181

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$4,063,125	$3,188,077
Deferred revenue	8,080,704	6,983,551
Current portion of deferred tenant inducement	57,312	57,312
	12,201,141	10,228,940
DEFERRED REVENUE	11,173,476	10,110,482
DEFERRED TENANT INDUCEMENT	109,849	167,161
	23,484,466	20,506,583

SHAREHOLDER'S EQUITY

SHARE CAPITAL (Note 9)	77,706,654	66,125,742
WARRANTS (Note 9)	1,475,622	59,420
CONTRIBUTED SURPLUS (Note 9)	3,996,131	2,990,209
ACCUMULATED DEFICIT	(72,467,166)	(57,789,773)
	10,711,241	11,385,598
	$34,195,707	$31,892,181

                                                                                             Page 1 of 27

BIOSCRYPT INC.
Consolidated Statements of Operations, Comprehensive Loss, and Accumulated Deficit
Years ended December 31
(in U.S. dollars)

	2007	2006	2005

REVENUE
Product sales	$ 15,169,823	$ 13,323,412	$ 12,236,258
License, royalties and services	2,055,844	950,065	996,052
	17,225,667	14,273,477	13,232,310

COST OF REVENUE
Product sales	9,003,902	8,050,511	8,284,320
License, royalties and services	127,457	77,129	1,960
Amortization of intangible assets	3,877,489	2,028,917	1,664,205
	13,008,848	10,156,557	9,950,485

GROSS MARGIN	4,216,819	4,116,920	3,281,825

OPERATING EXPENSES
Research and development	6,465,873	4,142,384	3,063,593
Selling, general and administration	9,193,573	6,769,147	6,441,134
Stock-based compensation	906,046	741,007	805,656
Restructuring charge	1,640,384	--	--
Amortization of fixed assets	518,432	337,294	311,271
	18,724,308	11,989,832	10,621,654

LOSS BEFORE OTHER	(14,507,489)	(7,872,912)	(7,339,829)

OTHER
Interest income	159,747	250,498	241,801
Interest expense	(11,588)	(30,945)	(9,526)
Foreign exchange gain (loss)	(318,063)	29,245	(107,709)
	(169,904)	248,798	124,566

NET LOSS AND COMPREHENSIVE LOSS	(14,677,393)	(7,624,114)	(7,215,263)

ACCUMULATED DEFICIT,
BEGINNING OF YEAR	(57,789,773)	(50,165,659)	(42,950,396)
ACCUMULATED DEFICIT, END OF YEAR	$ (72,467,166)	$ (57,789,773)	$ (50,165,659)

LOSS PER SHARE
Basic and diluted	$ (0.19)	$ (0.13)	$ (0.12)
Basic and diluted weighted average
number of shares outstanding	75,939,795	58,930,013	58,362,349

                                                                                                                       Page 2 of 27

BIOSCRYPT INC.
Consolidated Statements of Cash Flows
Years ended December 31
(in U.S. dollars)
	2007	2006	2005
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES

OPERATING
Net loss	$ (14,677,393)	$ (7,624,114)	$ (7,215,263)
Items not affecting cash:
Amortization:
Fixed assets	518,432	337,294	311,271
Intangible assets	3,877,489	2,028,917	1,664,205
Deferred tenant inducement	(57,312)	(57,312)	85,322
Write off of leasehold improvements	--	--	37,634
Write off of deferred tenant inducement	--	--	(18,979)
Non-cash draw-downs included in restructuring (Note 11)	112,444	--	--
Stock-based compensation	906,046	741,007	805,656
Loss on disposal of fixed assets	2,306	11,942	1,996
	(9,317,988)	(4,562,266)	(4,328,158)
Changes in non-cash operating working capital items
(net of effect of acquisition):
Accounts receivable	517,788	83,563	(832,677)
Inventory	1,490,528	(415,430)	(256,698)
Prepaid expenses and deposits	96,742	(131,424)	38,466
Other assets	(869,299)	(1,262,878)	(601,685)
Accounts payable and accrued liabilities	(1,397,761)	780,895	503,577
Deferred revenue	2,098,166	3,377,112	2,238,121
	(7,381,824)	(2,130,428)	(3,239,054)

INVESTING
Increase in restricted cash	(3,592)	--	--
Purchase of fixed assets	(242,719)	(226,934)	(698,591)
Purchase of intangible assets	(13,253)	(61,248)	(223,297)
Acquisition, net of cash acquired (Note 4)	(930,137)	--	(793,705)
	(1,189,701)	(288,182)	(1,715,593)

FINANCING
Issuance of common shares and warrants	6,372,937	351	21,971
Issuance cost of common shares	(70,581)	--	--
Exercise of warrants	108,889	--	--
	6,411,245	351	21,971

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,160,280)	(2,418,259)	(4,932,676)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	4,706,046	7,124,305	12,056,981
CASH AND CASH EQUIVALENTS, END OF YEAR	$ 2,545,766	$ 4,706,046	$ 7,124,305

SUPPLEMENTARY INFORMATION
Interest paid during the year	$ 11,588	$ 30,945	$ 9,526
Interest received during the year	159,747	250,498	241,801
Fixed assets acquired through tenant inducement	--	--	182,910
Tenant inducement	--	--	132,316
Common shares issued for Cognizance acquisition	--	170,874	--
Common shares issued for A4 acquisition	5,795,336	--	--
Warrants issued for A4 acquisition	790,533	--	--

                                                                                                                                                                                         Page 3 of 27

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

1.	DESCRIPTION OF BUSINESS

Bioscrypt Inc. (the “Company” or “Bioscrypt”) develops enterprise access control technologies, enabling the convergence of physical and logical access control with its Door to Desktop® solutions. Bioscrypt's offerings simplify the task of implementing secure access to facilities, equipment and IT networks.

2.	CONTINUATION OF BUSINESS

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its commitments, realize its assets and discharge its liabilities in the normal course of business.  For the year ended December 31, 2007, the Company incurred a net loss of $14,677,393 (2006 - $7,624,114, 2005 – $7,215,263) and has an accumulated deficit of $72,467,166 as at December 31, 2007.  This casts substantial doubt on the Company’s ability to continue as a going concern.  Continuation of the Company as a going concern is dependent upon achieving profitable operations and/or the ability of the Company to obtain additional financing when necessary and/or to seek other alternatives such as the sale of the business. Subsequent to year end, the Company was acquired by L-1 Identity Solutions, Inc. (Note 16). If the going concern assumption were not appropriate for these financial statements, adjustments would be necessary in the carrying values of assets and liabilities, the reported net loss and the balance sheet classifications.

3.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and reflect the following significant accounting policies:

(a)	Basis of statement presentation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries all of which are wholly-owned.

(b)	Cash and cash equivalents

Cash includes cash equivalents, which are short-term investments having an original term to maturity of less than or equal to 90 days.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

3.         SIGNIFICANT ACCOUNTING POLICIES (continued)

(c)	Inventory

Raw materials are stated as the lower of cost and replacement cost.  Finished goods inventories are stated at the lower of cost and net realizable value.  Cost is determined using the first-in first-out method.

(d)	Fixed assets

Fixed assets are recorded at cost and are amortized over their estimated useful lives using the following methods and rates:

Computer hardware	straight-line over three years
Computer software and licenses	straight-line over five years
Equipment and office furniture	20% declining balance
Leasehold improvements	straight-line over term of lease
Tradeshow booth	straight-line over two years
(e)	Goodwill and intangible assets

Goodwill and intangible assets with indefinite lives are not amortized, but require an annual test for impairment of the carrying values. A two-step process for testing the impairment of goodwill is performed. The first step tests the goodwill for impairment and the second step, if required, measures the impairment. The Company’s annual test for impairment is performed as at December 1 each year, and when the test was performed, it was determined that there was no impairment of the recorded goodwill as at December 1, 2007 and 2006. As a result, the second step was not required.

Other intangible assets are comprised of core technology acquisitions which are recorded at cost. Core technology is amortized on a straight-line basis over the estimated useful life of the asset, which is assessed upon acquisition and is between four and ten years.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

3.         SIGNIFICANT ACCOUNTING POLICIES (continued)

(f)	Long lived assets

Long lived assets include fixed assets and intangible assets with finite lives. An impairment is recognized if the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of a group of assets is less than its carrying amount. An impairment loss is measured as the amount by which the carrying amount of the group of assets exceeds its fair value. The Company assesses the recoverability of long-lived assets when events or circumstances indicate the carrying amount of the assets may not be recoverable. The Company has determined that no events or circumstances have occurred which would indicate an impairment of its long-lived assets as at December 31, 2007.

(g)	Deferred tenant inducement

Tenant inducement associated with leased premises is amortized on a straight-line basis over the term of the lease.

(h)	Revenue recognition

Product and license sales are recorded when persuasive evidence of an arrangement exists, the product has been delivered, there are no significant uncertainties surrounding product acceptance, the fees are fixed or determinable and collection is considered probable.

Royalty revenue is recognized as earned in accordance with the contractual agreements with third parties.

Services revenue relates to customer requested customization and product development. Revenue is recognized on a percentage of completion basis on the proportion of costs incurred, relative to the estimated total contract costs after providing for any anticipated losses under the contract.

Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term.

For contracts involving multiple deliverables, the Company applies EIC 142, Revenue Arrangements with Multiple Deliverables, and evaluates each deliverable to determine whether it represents a separate unit of accounting based on the following criteria: (a) whether the delivered item has value to the customer on a stand-alone basis, (b) whether there is objective and reliable evidence of the fair value of the undelivered item(s), and (c) if the contract includes a general right of return relative to the delivered item, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the Company. If objective and reliable evidence of fair value exists for all units of accounting in the arrangement, revenue is allocated to each unit of accounting or element based on relative fair values.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

3.         SIGNIFICANT ACCOUNTING POLICIES (continued)

(h)	Revenue recognition (continued)

If elements cannot be treated as separate units of accounting, the elements are combined into a single unit of accounting for revenue recognition purposes. In this case, revenue allocated to the unit of accounting is deferred until all combined elements have been delivered or, once there is only one remaining element to be delivered, based on the revenue recognition guidance applicable to the last delivered element within the unit of accounting.

Deferred revenue is comprised of product revenues where significant vendor obligations have yet to be satisfied, maintenance agreements for which services have yet to be provided, and any payments received from customers in advance of revenue recognition. Other assets represent the direct and incremental costs related to revenue that is deferred. These costs are also deferred and recognized on the same basis as the associated revenue.

(i)	Research and development

Research costs are expensed as incurred. Development costs are expensed as incurred unless they meet the criteria under Canadian GAAP for deferral and amortization. Development costs incurred prior to the establishment of technological feasibility are expensed, as they do not meet the criteria.

(j)	Stock-based compensation plans

The Company has three stock-based compensation plans, two of which are active, and which are described in Note 9.

The Company uses the fair-value based method to account for all stock-based payments to employees and non-employees granted after January 1, 2002 by measuring the compensation cost of the stock-based payments using the Black-Scholes option-pricing model. The fair value of the stock-based compensation is recorded as a charge to net earnings based on the vesting period with a credit to contributed surplus. When employees exercise their stock options, share capital is increased by the sum of the consideration paid by employees together with the related portion previously added to contributed surplus when compensation costs were charged against income.

(k)	Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Valuation allowances are established when necessary to reduce future income tax assets to the amount expected to be realized. Income tax expense consists of the income taxes payable for the year and the change during the year in recognized future income tax assets and liabilities.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

3.         SIGNIFICANT ACCOUNTING POLICIES (continued)

(l)	Foreign currency translation

The Company uses the U.S. dollar as its reporting currency and the Canadian dollar as its functional currency. The assets and liabilities of the Company's foreign operations maintained in local currencies are translated into U.S. dollars on consolidation using the temporal method. Monetary assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the balance sheet date.  Non-monetary assets and liabilities are translated into U.S. dollars at historical rates.  Revenues and expenses are translated into U.S. dollars at average rates for the period, except for amortization, which is translated at the rates of exchange applicable to the related assets.  Translation gains or losses are reflected in income for the period.

(m)	Earnings per share

Earnings per share is calculated based on the weighted average number of shares outstanding during the year. The treasury stock method is used for the calculation of the dilutive effect of stock options and common share compensation and share purchase warrants.

(n)	Guarantees

A guarantor is required to disclose the nature of any guarantees, the maximum potential amount of future payments and the current carrying amount of the liability for the non-contingent component of the guarantee, which is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The disclosure is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements.

(o)	Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amount of earnings and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(p)	Adoption of new and revised accounting standards

On January 1, 2007, the Company adopted the recommendations of the Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 1530, Comprehensive Income; Section 3251, Equity; Section 3855, Financial Instruments - Recognition and Measurement; Section 3861, Financial Instruments - Disclosure and Presentation; and Section 3865, Hedges. Under the new standards, policies followed for periods prior to the effective date generally are not reversed and, therefore, the comparative amounts for prior periods have not been restated.

Section 1530 establishes standards for reporting and presenting comprehensive income, which is defined as the change in equity from transactions and other events from non-shareholder sources. Other comprehensive income refers to items recognized in comprehensive income that are excluded from net income calculated in accordance with Canadian GAAP.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

3.         SIGNIFICANT ACCOUNTING POLICIES (continued)

(p)	Adoption of new and revised accounting standards (continued)

Section 3861 establishes standards for presentation of financial instruments and non-financial derivatives and identifies the information that should be disclosed about them.

Section 3855 prescribes when a financial asset, financial liability or non-financial derivative is to be recognized on the balance sheet and at what amount, requiring fair value or cost-based measures under different circumstances. Under Section 3855, financial instruments must be classified into one of five categories: held-for-trading, held-to-maturity, loans and receivables, available-for-sale financial assets or other financial liabilities. All financial instruments, including derivatives, are measured in the balance sheet at fair value except for loans and receivables, held to maturity investments and other financial liabilities which are measured at amortized cost.

In accordance with Section 3855, the Company conducted a search for embedded derivatives in its contractual arrangements and did not identify any embedded features that required separate accounting and presentation from the related host contract.

Section 3865 expands the existing guidelines for the accounting treatment of qualifying hedging relationships and the related disclosures. The recommendations of this Section are applicable if an entity is applying hedge accounting. The Company did not designate any of its financial instruments for accounting purposes.

The Company’s financial assets and liabilities are classified as follows:

Asset/Liability	Classification	Measurement
Cash	Held for trading	Fair value
Accounts receivable	Loans and receivables	Amortized cost
Accounts payable and accrued liabilities	Other financial liabilities	Amortized cost

The adoption of these standards had no impact on the financial statements of the Company.

(q)	Future accounting changes

On December 1, 2006, the CICA issued three new accounting standards: Handbook Section 1535, Capital Disclosures, Handbook Section 3862, Financial Instruments – Disclosures, and Handbook Section 3863, Financial Instruments – Presentation. These new standards become effective for the Company on January 1, 2008.

Section 1535 specifies the disclosure of (i) an entity’s objectives, policies and processes for managing capital; (ii) quantitative data about what the entity regards as capital; (iii) whether the entity has complied with any capital requirements; and (iv) if it has not complied, the consequences of such non-compliance.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

3.         SIGNIFICANT ACCOUNTING POLICIES (continued)

(q)	Future accounting changes (continued)

Sections 3862 and 3863 replace Handbook Section 3861, Financial Instruments - Disclosure and Presentation, revising and enhancing its disclosure requirements, and carrying forward unchanged its presentation requirements. These new sections place increased emphasis on disclosures about the nature and extent of risks arising from financial instruments and how the entity manages those risks.

Also effective January 1, 2008 for the Company is Handbook Section 3031, Inventories, which establishes standards for measuring and disclosing information related to inventories. In addition to expanded disclosure requirements, this Section provides specific guidance as to conversion costs to be included and excluded in inventories and accounting for impairment adjustments.

The CICA also amended Section 1400, General Standards of Financial Statement Presentation, to include a requirement that management make an assessment of an entity’s ability to continue as a going concern when preparing financial statements. This change came into effect on January 1, 2008.

In February 2008, the CICA issued Section 3064, Goodwill and Intangible Assets replacing Section 3062, Goodwill and Other Intangible Assets and Section 3450, Research and Development Costs. Various changes have been made to other sections of the CICA handbook for consistency purposes. The new Section will be applicable to financial statements relating to fiscal years beginning on or after October 1, 2008. Accordingly the Company will adopt the new standards for its fiscal year beginning January 1, 2009. It establishes standards for the recognition, measurement, presentation and disclosure of goodwill subsequent to its initial recognition and of intangible assets by profit-oriented enterprises. Standards concerning goodwill are unchanged from the standards included in the previous Section 3062. The Company is currently evaluating the impact of the adoption of this new Section on its consolidated financial statements.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

4.           ACQUISITION

On March 14, 2007, the Company acquired all of the outstanding shares of A4Vision, Inc. (“A4”). The total purchase price was $7,818,608, comprised of the issuance of 8,472,714 common shares with a value of $5,795,336, the issuance of 4,600,000 warrants (“A4 share purchase warrants”) with a value of $790,533 and acquisition related costs of $1,232,739. As part of this transaction the Company granted stock options to employees of A4 (Note 8(ii)).

The acquired intangible asset is core technology, and is being amortized over its estimated useful life of four years. The following table summarizes the estimated fair value of assets acquired and liabilities assumed at the date of acquisition:

Current assets (including cash of $302,602)	$ 1,170,286
Restricted cash	44,216
Fixed assets	328,451
Liabilities	(2,334,790)
Core technology	8,610,445
$ 7,818,608

The A4 share purchase warrants have two tranches: 2,300,000 of “Eighteen Month Warrants” and 2,300,000 of “Thirty Month Warrants”.

Each Eighteen Month Warrant entitles the holder thereof to purchase one common share at the exercise price of $0.895 Canadian per Eighteen Month Warrant. The Eighteen Month Warrants expire on September 13, 2008. The Company has calculated the fair value of the Eighteen Month Warrants at $371,668 on the date of issuance using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate 3.97%, expected dividend yield 0.00%, expected share volatility 64% and expected life of the warrants of 18 months.

Each Thirty Month Warrant entitles the holder thereof to purchase one common share at the exercise price of $1.09 Canadian per Thirty Month Warrant. The Thirty Month Warrants expire on September 13, 2009. The Company has calculated the fair value of the Thirty Month Warrants at $418,865 on the date of issuance using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate 3.97%, expected dividend yield 0.00%, expected share volatility 63% and expected life of the warrants of 30 months.

On March 3, 2005, the Company acquired all of the outstanding shares of Cognizance of Dublin, California. The total purchase price was $6,846,998, comprised of the issuance of 3,706,785 common shares with a value of $6,047,820, cash consideration of $471,329 and acquisition related costs of $327,849. The acquired business included, at fair value, $209,812 of current assets (including cash of $5,473), $1,549 of fixed assets, $743,673 of liabilities, and $7,379,310 of core technology. Core technology is included with intangible assets and is being amortized over its estimated useful life of four years.

The shareholders of Cognizance were entitled to receive additional consideration of up to $5,000,000 if the Cognizance business achieved certain pre-determined gross margin thresholds over the course of 2005. These thresholds were not met, and therefore no additional consideration is payable.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

4.          ACQUISITION (continued)

In addition, the shareholders of Cognizance were entitled to potentially receive a further $455,000 worth of common shares, which represented an indemnification against certain intellectual property claims. No claims were made during the indemnification period; therefore the shareholders of Cognizance received an additional 251,410 common shares with a fair value of $170,874. This amount is included in intangible assets as core technology, and is being amortized over the same term as the original core technology related to the Cognizance acquisition.

5.	ACCOUNTS RECEIVABLE
	2007	2006

Customer	$ 3,210,058	$ 3,146,353
Due from contract manufacturer	362,096	519,565
Other	121,166	224,937
	$ 3,693,320	$ 3,890,855

Due from contract manufacturer relates to components sold to the Company’s contract manufacturer for the assembly of printed circuit boards which are then sold back to the Company for assembly of finished goods. The Company has offset the value of these components from the amount owing to the contract manufacturer. At December 31, 2007 accounts payable of $Nil (2006 - $78,180) has been offset against the due from contract manufacturer.

6.	INVENTORY
	2007	2006

Finished goods	$ 764,960	$ 1,027,935
Raw materials	598,335	1,520,328
	$ 1,363,295	$ 2,548,263

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

7.          FIXED ASSETS

	2007			2006
		Accumulated Amortization	Net Book Value		Accumulated Amortization	Net Book Value
	Cost			Cost

Computer hardware	$ 716,370	$ 543,954	$ 172,416	$ 562,135	$ 394,544	$ 167,591
Computer software and licenses	779,941	478,495	301,446	601,676	377,809	223,867
Equipment and office furniture	810,481	513,592	296,889	604,315	342,134	262,181
Leasehold improvements	434,839	188,917	245,922	438,521	115,357	323,164
Tradeshow booth	60,397	52,074	8,323	53,055	42,726	10,329
	$ 2,802,028	$ 1,777,032	$ 1,024,996	$ 2,259,702	$ 1,272,570	$ 987,132

8.	GOODWILL AND INTANGIBLE ASSETS
		Core Technology
	Goodwill		Total

Net book value, December 31, 2005	$ 6,978,742	$ 6,930,069	$ 13,908,811
Additions	--	232,122	232,122
Amortization	--	(2,028,917)	(2,028,917)
Net book value, December 31, 2006	6,978,742	5,133,274	12,112,016
Additions	--	8,623,698	8,623,698
Amortization	--	(3,877,489)	(3,877,489)
Net book value, December 31, 2007	$ 6,978,742	$ 9,879,483	$ 16,858,225

The 2006 additions relate to additional shares issued as part of the purchase of Cognizance, and additional translation costs for source code. These additions to core technology are being amortized over the same term as the original core technology related to the Cognizance acquisition.

The 2007 additions consist of core technology related to the purchase of A4 (Note 4) and $13,253 related to additional translation costs for Cognizance source code. The Company has estimated the useful life of the acquired intangible assets which are related to the A4 acquisition to be four years.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

9.          SHARE CAPITAL

(i)	Authorized and issued share capital

Authorized - unlimited number of common shares and unlimited number of Preferred Shares, Series 1.

A summary of the changes in issued common shares is as follows:

	Number	Amount

Balance, December 31, 2005	58,932,582	$ 66,026,367
Cancelled as part of Counterforce share entitlement	(64,314)	(72,032)
Common shares issued	251,410	170,874
Options exercised	665	533
Balance, December 31, 2006	59,120,343	66,125,742
Common shares issued for acquisition (Note 4)	8,472,714	5,795,336
Common shares issued for private placement	12,418,724	6,302,356
Amount allocated to common share purchase warrants	--	(685,089)
Share purchase warrants 2003 exercised (Note 9 (iii))	200,000	168,309
Balance, December 31, 2007	80,211,781	$ 77,706,654

On May 20, 2006 the remaining 64,314 shares held in escrow with a law firm to satisfy an obligation of Counterforce Inc., a divested company, were cancelled. The assigned value of the cancelled shares of $72,032 has been removed from share capital and added to contributed surplus.

Private placement

Concurrent with the A4 acquisition the Company completed a private placement of 12,418,724 units for gross proceeds of $6,372,937. Each unit consists of one fully paid common share of the Company and 0.15 of one common share purchase warrant. Each whole common share purchase warrant entitles the holder thereof to purchase one common share at the exercise price of $0.663 Canadian. The common share purchase warrants expire March 13, 2011. The Company has calculated the fair value of the 1,862,804 common share purchase warrants at $685,089 on the date of issuance using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate 3.94%, expected dividend yield 0.00%, expected share volatility 73% and expected life of the warrants of 48 months. Unit issue costs amounted to $70,581 and have been charged to share capital.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

9.          SHARE CAPITAL (continued)

(ii)	Fixed stock option plans

The Company has two active fixed stock option plans, the Primary Stock Option Plan and the A4 Stock Option Plan. For stock options granted to employees and consultants the fair value of each option granted was estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions:

	2007	2006

Risk-free interest rate	3.99 - 4.63%	3.87 - 4.34%
Volatility factor of the future expected market price	67 - 73%	70 - 75%
Dividend yield	0%	0%
Weighted average expected life of the options	2 - 5.5 years	4 - 5.5 years

Primary stock option plan

The Primary Stock Option Plan (the “Plan”) has been effective since May 13, 1996, and was amended on June 22, 2000, April 20, 2004 and April 25, 2007 to increase the number of shares that are available to be issued pursuant to the Plan. On April 25, 2007 the Plan was amended to provide for a rolling maximum number of options issuable based on the number of common shares outstanding, as well as to amend certain other administrative provisions of the Plan. Under the Plan, as amended, the Company may grant options to its employees, consultants and directors up to 10% of the number of common shares outstanding, or 8,021,178 (2006–7,685,000) common shares. The exercise price of each option is the closing price of the Company’s common shares on the TSX on the day prior to the date of grant and the option’s maximum term is ten years. Options commence vesting at the time the employee, consultant or director commences their duties with the Company. The stock options generally vest within one to three years. In some cases, certain performance based options vest immediately if the criteria for vesting have been met. A summary of the status of the Plan is presented below:

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

9.          SHARE CAPITAL (continued)

(ii)	Fixed stock option plans

Primary stock option plan (continued)

	Number of Options	Canadian Dollar Weighted Average Exercise Price

Outstanding at December 31, 2005	3,808,361	$1.72
Granted	1,302,500	$0.88
Exercised	(665)	$0.59
Cancelled/expired	(1,019,446)	$1.72
Outstanding at December 31, 2006	4,090,750	$1.45
Granted	4,201,437	$0.73
Exercised	--	$--
Cancelled/expired	(1,230,908)	$1.11
Outstanding at December 31, 2007	7,061,279	$1.06
Options exercisable at December 31, 2007	3,337,682	$1.41
Options available for issuance at December 31, 2007	959,899

The following table summarizes information concerning outstanding and exercisable stock options as of December 31, 2007:

	Options Outstanding			Options Exercisable
Range of Prices	Number Outstanding December 31, 2007	Weighted Average Remaining Contractual Life (in Years)	Canadian Dollar Weighted Average Exercise Price	Number Exercisable December 31, 2007	Canadian Dollar Weighted Average Exercise Price

$0.39 - $0.59	444,813	6.4	$0.49	174,740	$0.49
$0.60 - $0.69	1,109,800	6.5	$0.63	60,182	$0.63
$0.70 - $0.79	2,060,800	6.3	$0.78	498,641	$0.78
$0.80 - $1.49	1,858,866	4.8	$0.97	1,089,709	$1.03
$1.50 - $3.25	1,587,000	1.6	$2.01	1,514,410	$2.02
	7,061,279	4.9	$1.06	3,337,682	$1.41

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

9.        SHARE CAPITAL (continued)

(ii)	Fixed stock option plans

A4 Stock Option Plan

In connection with the A4 acquisition, the Board of Directors authorized the grant of 896,000 options to A4 representatives to purchase common shares in the Company at an exercise price of $0.663 Canadian. The options were granted on March 14, 2007. The options vest at a rate of 25% per year on March 14 with 25% vesting immediately and ending March 14, 2010. The options expire on March 13, 2014. As of December 31, 2007 no options have been exercised and 23,800 options have been cancelled.

Third Stock Option Plan

During fiscal 2001 the Company acquired all of the outstanding shares of Biometric Identification, Inc. (“BII”). On December 19, 2000 the Board of Directors authorized the grant of 605,000 options to BII representatives in connection with the BII acquisition to purchase common shares in the Company at an exercise price of $3.89 Canadian. The options were granted on April 18, 2001 and expired April 17, 2006. The options vested over a three-year period at a rate of one-third per year. No options were exercised and all options have been cancelled.

Directors and Officers Stock Options

Stock options outstanding held by Directors and Officers to purchase shares within the plan and the A4 Stock Option Plan total 4,715,789 (2006 – 2,650,425).

Options Granted to Consultants

In 2007, the Company granted nil options (2006 – nil, 2005 – 95,000) to consultants. These options are measured monthly over the vesting period and are being charged to stock compensation expense and contributed surplus. The Company recorded a reduction to stock compensation expense of $8,280 (2006 - $11,552, 2005 – charge of $50,221) related to these options.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

9.          SHARE CAPITAL (continued)

(iii)	Warrants

On June 23, 2003 the Company completed a private placement of $3,710,500 (Cdn. $5,000,000) of 11.0% secured debentures and issued 1,982,759 share purchase warrants. Each share purchase warrant entitles the holder to purchase one common share at the exercise price of $0.58 Canadian per share purchase warrant. The share purchase warrants expire on June 23, 2007. The fair value of the share purchase warrants was estimated on the date of issuance using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate 3.44%, expected dividend yield 0.00%, expected share price volatility 102.0%; and expected life of the warrants 4 years. As at December 31, 2006 and 2005 1,782,759 share purchase warrants had been exercised. The following table summarizes information concerning outstanding warrants:

	Number	Amount
Share Purchase Warrants 2003
Balance, December 31, 2006 and 2005	$ 200,000	$ 59,420
Exercised	(200,000)	(59,420)
Balance, December 31, 2007	--	--

Eighteen Month Warrants
Balance, December 31, 2006	--	--
Issued (Note 4)	2,300,000	371,668
Balance, December 31, 2007	2,300,000	371,668

Thirty Month Warrants
Balance, December 31, 2006	--	--
Issued (Note 4)	2,300,000	418,865
Balance, December 31, 2007	2,300,000	418,865

Share Purchase Warrants 2007
Balance, December 31, 2006	--	--
Issued (Note 9(i))	1,862,804	685,089
Balance, December 31, 2007	1,862,804	685,089
Total Warrants	$ 6,462,804	$ 1,475,622

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

9.      SHARE CAPITAL (continued)

(iv)	Contributed surplus
Balance, December 31, 2005	$ 2,177,352
Common shares cancelled (Note 9(i))	72,032
Stock compensation expense	741,007
Options exercised	(182)
Balance, December 31, 2006	2,990,209
Stock compensation expense	1,005,922
Balance, December 31, 2007	$ 3,996,131

10.	INCOME TAXES

The reconciliation of the Company's statutory tax rate to the effective tax rate is as follows:

	2007	2006

Statutory rate	36.1%	36.1%
Adjustment for U.S. effective tax rate	(3.2)	(1.0)
Permanent differences	44.7	(13.0)
Other	(0.8)	2.4
Effect of change in statutory tax rate on valuation allowance	(9.9)	(13.0)
Effect of change in foreign exchange rate	10.2	--
Increase in valuation allowance	(77.1)	(11.5)
Effective tax rate	-- %	-- %

The tax effect of significant temporary differences is as follows:

	2007	2006

Operating losses carryforward	$25,590,191	$12,459,985
Share/debenture issue costs	100,489	158,846
Fixed assets	789,902	678,113
Unclaimed SR &ED expenditure pool balance	1,526,891	843,755
Non-deductible reserves	217,284	171,505
Other	184,922	155,301
Deferred tenant inducement	61,289	78,991
Unrealized foreign exchange	595,562	--
Deferred revenue	4,705,337	4,203,430
Intangible assets	(3,699,607)	--
Future income tax assets before valuation allowance	30,072,260	18,749,926
Valuation allowance	(30,072,260)	(18,749,926)
	$ --	$ --

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

10.	INCOME TAXES (continued)

The Company has accumulated a research and development expenditure pool balance of approximately $5,265,000 which can be carried forward indefinitely and deducted for federal tax purposes, and has accumulated investment tax credits of approximately $149,000 which can be carried forward and applied against future taxes payable for a maximum of ten years. During fiscal 2007 approximately $393,000 of investment tax credits expired (2006 - $525,000) and the remainder if unutilized will expire over the next four years. The benefit of the investment tax credits has not been reflected in the financial statements.

As at December 31, 2007, the Company has accumulated non-capital losses in Canada of approximately $19,577,000 for federal and provincial purposes available for application against future years’ taxable income. If not utilized these losses expire as follows:

Federal

2008	$ 4,308,000
2009	3,128,000
2010	1,566,000
2014	1,667,000
2015	1,274,000
2026	1,824,000
2027	5,810,000
$ 19,577,000

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

10.           INCOME TAXES (continued)

As at December 31, 2007, the Company has accumulated non-capital losses in the U.S. of approximately $38,708,000 for federal purposes and $14,863,000 for state purposes available for application against future years’ taxable income. If not utilized these losses expire as follows:

	Federal	State

2010	$ --	$ 2,030,000
2011	--	1,839,000
2012	--	1,707,000
2013	2,374,000	1,055,000
2014	--	1,374,000
2015	--	1,767,000
2016	--	1,797,000
2018	3,970,000	3,294,000
2019	707,000	--
2020	4,848,000	--
2021	2,700,000	--
2022	1,825,000	--
2023	3,040,000	--
2024	3,608,000	--
2025	5,904,000	--
2026	5,978,000	--
2027	3,754,000	--
	$ 38,708,000	$ 14,863,000

As at December 31, 2007, the Company has accumulated non-capital losses in Switzerland of approximately $22,267,000 available for application against future years’ taxable income. If not utilized, these losses expire as follows:

2008	$ 2,051,000
2009	2,735,000
2010	2,981,000
2011	3,158,000
2012	4,371,000
2013	5,637,000
2014	1,334,000
$ 22,267,000

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

11.         RESTRUCTURING

(i)	February 27, 2007 restructuring

On February 27, 2007, the Company announced that as part of its consolidation effort arising from the A4 acquisition, the Company will also be undertaking a restructuring of its operations including the closing of its El Segundo California, office, and relocating the functions that were performed there to its Northern California and Markham, Ontario facilities. The restructuring activities will include consolidation of workforce, office facilities and lease terminations. The following table shows the restructuring provision for the above initiatives which are included in accounts payable and accrued liabilities on the balance sheet.

	Employee Costs	Office Closure	Total

Restructuring costs	$ 866,216	$ 308,591	$ 1,174,807
Cash draw-downs	(722,810)	(191,756)	(914,566)
Non-cash draw-downs	(72,981)	(12,568)	(85,549)
Balance, December 31, 2007	$ 70,425	$ 104,267	$ 174,692

Included in non-cash draw-downs under employee costs is accelerated stock option accounting vesting for terminated employees of $72,981. Included in non-cash draw-downs under office closure is a write down of leasehold improvements from lease terminations.

(ii)	August 2, 2007 restructuring

On August 2, 2007 the Company announced it was reducing its employee base by 10%. The following table shows the restructuring provision for the above initiative which is included in accounts payable and accrued liabilities on the balance sheet.

Employee Costs

Restructuring costs	$ 465,577
Cash draw-downs	(327,509)
Non-cash draw-downs	(26,895)
Balance, December 31, 2007	$ 111,173

Included in non-cash draw-downs under employee costs is accelerated stock option accounting vesting for terminated employees of $26,895.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

12.       SEGMENT INFORMATION

The Company operates in one industry segment, which is the development and licensing of enterprise access control technologies to original equipment manufacturers and other customers requiring state-of-the-art user authentication. The majority of revenue is derived from sales to customers in the Americas. All assets of the Company, which support the revenues of the Company, are also located in the Americas. One customer accounted for approximately 16% of Bioscrypt’s year end revenue (2006 – 20%, 2005 – 17%). The distribution of revenue by location of customers is as follows:

	2007	2006	2005

Americas	$ 12,397,344	$ 10,688,786	$ 9,388,295
Asia	537,584	411,876	1,299,381
Europe	2,551,241	1,589,949	1,385,420
Middle East	1,153,773	1,016,425	807,592
Other	585,726	566,441	351,622
	$ 17,225,667	$ 14,273,477	$ 13,232,310

13.	COMMITMENTS AND CONTINGENCIES

As at December 31, 2007 the Company has commitments to purchase approximately $1,643,000 of inventory from its contract manufacturer over the next three months.

The Company has entered into commitments for premises and equipment with minimum future lease payments as follows:

2008	$ 678,000
2009	493,000
2010	433,000
2011	53,000
2012	18,000
$ 1,675,000

As at December 31, 2007 the Company has letters of credit outstanding for $200,000 Canadian relating to premises.

The Company has available an operating line of credit of $800,000 Canadian. The line of credit was unutilized in 2007 and 2006.

From time to time, the Company is party to legal proceedings relating to claims arising in the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

14.       RELATED PARTY TRANSACTIONS

During the year ended December 31, 2007 a director provided consulting services to the Company for total fees of $79,539 (2006 – $nil, 2005 - $nil). This amount was paid in the second quarter of fiscal 2007. The consulting agreement was terminated on May 18, 2007, when the director was appointed President and Chief Executive Officer of the Company.

In addition, during the year ended December 31, 2007 a different director provided consulting services to the Company for total fees of $25,766 (2006 – $nil, 2005 - $nil).

The fees have been included in the statement of operations, comprehensive loss and accumulated deficit as follows:

Year ended December 31,
2007

Cost of product sales	$ 30,951
Selling, general and administration	99,354
$ 130,305

15.	FINANCIAL INSTRUMENTS

Financial instruments included in the consolidated balance sheets are composed of cash and short-term investments, accounts receivable and accounts payable and accrued liabilities.

(a)	Fair values of financial assets and liabilities

The fair values of cash and short-term investments, accounts receivable and accounts payable and accrued liabilities are equivalent to their respective carrying values because of the short-term maturity of those instruments. The Company is not party to any derivative instruments.

(b)	Credit risk

The Company is subject to credit risk through its accounts receivable and short-term investments. Accounts receivable are with customers in diverse industries and are subject to normal industry credit risks. The Company places its short-term investments in high quality short-term financial instruments issued by a major financial institution.

(c)	Foreign currency exchange risk

The Company is subject to foreign currency exchange risk as the majority of the Company’s sales are realized and cost of revenue is incurred in U.S. dollars while most operating expenses, consisting of salaries and overhead, are incurred in Canadian dollars. The Company does not use any financial instruments to mitigate this risk.

(d)	Interest rate risk

The Company is subject to interest rate risk on its short-term investments. The increase or decrease in interest income for each one-percentage change in interest rates at December 31, 2007 is approximately $25,500 (2006 – $47,000). The Company does not use any financial instruments to mitigate this risk.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

16.       SUBSEQUENT EVENT

On January 5, 2008, L-1 Identity Solutions, Inc. (“L-1”) and Bioscrypt entered into an Arrangement Agreement pursuant to which L-1 agreed to acquire all outstanding Bioscrypt Shares, subject to among other things, (i) the approval of the Arrangement Resolution by Bioscrypt security holders, and (ii) the approval of the plan of arrangement by the Ontario Superior Court of Justice.

On March 5, 2008 the acquisition of all of the issued and outstanding shares was completed by way of a plan of arrangement under the Canada Business Corporations Act, pursuant to the final order of the Ontario Superior Court granted on March 4, 2008. Each Bioscrypt shareholder received 0.0324 of a share of L-1 for each issued and outstanding Bioscrypt share. Bioscrypt is now a wholly-owned subsidiary of L-1.

L-1 also assumed all outstanding Bioscrypt stock options that were not exercised prior to the closing of the transaction. The Bioscrypt stock options will be exercisable into L-1 shares using the same exchange ratio applied to Bioscrypt Shareholders. All outstanding warrants were cancelled at the closing of the transaction.

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

17.	DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (“US GAAP”) AND CANADIAN GAAP

These consolidated financial statements have been prepared in accordance with Canadian GAAP. The significant differences between U.S. GAAP and Canadian GAAP, and their effect on the consolidated financial statements of the Company, are described below:

Consolidated Balance Sheets
	December 31, 2007			December 31, 2006
	Canadian GAAP	Adjustments	U.S. GAAP	Canadian GAAP	Adjustments	U.S. GAAP
Assets
Current assets	$ 11,547,069	$ --	$ 11,547,069	$ 14,502,560	$ --	$ 14,502,560
Other assets	4,765,417	--	4,765,417	4,290,473	--	4,290,473
Fixed assets	1,024,996	--	1,024,996	987,132	--	987,132
Goodwill and intangible assets	16,858,225	(782,833)	16,075,392	12,112,016	(1,453,833)	10,658,183
	$ 34,195,707	$ (782,833)	$ 33,412,874	$ 31,892,181	$ (1,453,833)	$ 30,438,348

Liabilities and shareholders' equity
Current liabilities	$ 12,201,141	$ --	$ 12,201,141	$ 10,228,940	$ --	$ 10,228,940
Long term liabilities	11,283,325	--	11,283,325	10,277,643	--	10,277,643
	23,484,466	--	23,484,466	20,506,583	--	20,506,583
Total shareholders' equity	10,711,241	(782,833)	9,928,408	11,385,598	(1,453,833)	9,931,765
	$ 34,195,707	$ (782,833)	$ 33,412,874	$ 31,892,181	$ (1,453,833)	$ 30,438,348

Reconciliation of Net Loss	December 31,
	2007	2006	2005

Net loss Canadian GAAP	$ (14,677,393)	$ (7,624,114)	$ (7,215,263)
In-process research and development (expense)
recovery	671,000	671,000	(2,124,833)
Stock-based compensation (expense) recovery	(51,268)	(46,594)	43,108
Net loss U.S. GAAP	$ (14,057,661)	$ (6,999,708)	$ (9,296,988)

Net loss per share U.S. GAAP	$ (0.19)	$ (0.12)	$ (0.16)

BIOSCRYPT INC.

Notes to the Consolidated Financial Statements

December 31, 2007, 2006 and 2005

(In U.S. dollars unless otherwise denoted)

17.	DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (“US GAAP”) AND CANADIAN GAAP (continued)

Explanation of Canadian GAAP and U.S. GAAP Differences

A description of the differences between U.S. GAAP and Canadian GAAP, in terms of the impact on the Company’s consolidated financial statements, is presented below.

(a)	Acquired in-process research and development

In accordance with Canadian GAAP, it is the Company’s policy to capitalize the amounts representing the fair value of acquired in-process research and development and amortize such amounts over their estimated useful lives of 4 years. Under U.S. GAAP, acquired in-process research and development is expensed, net of the benefit of tax loss carry forwards, at the time of the original accounting for the acquisition if there is no alternative future use. For U.S. GAAP purposes for the years ended December 31, 2007, 2006 and 2005 acquired in-process research and development expensed under U.S. GAAP was $nil, $nil and $2,684,000 respectively. This difference in the accounting treatment also results in a different amortization charge to the consolidated statements of operations, and accordingly the carrying amount of goodwill and other intangible assets on the consolidated balance sheets. For the years ended December 31, 2007, 2006 and 2005, amortization of acquired in-process research and development charged to the consolidated statements of operations under Canadian GAAP was $671,000, $671,000 and $559,167.

(b)	Stock-based compensation

Canadian GAAP allows for a policy choice - either estimate forfeitures at grant date with adjustments to refine the estimate and reflect actual forfeitures at each reporting period or record forfeitures only as they occur. Whereas U.S. GAAP requires forfeitures to be estimated at the date of grant and adjusted to refine the estimate and reflect actual forfeitures at each reporting period.

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